EXHIBIT 10.1
FOURTH AMENDMENT TO THE CREDIT AND GUARANTY AGREEMENT
FOURTH AMENDMENT TO THE CREDIT AND GUARANTY AGREEMENT, dated as of February 15, 2019 (this “Fourth Amendment”), among PRIORITY PAYMENT SYSTEMS HOLDINGS LLC, a Georgia limited liability company (“PPSH” or the “Borrower Representative”) and SUNTRUST BANK, as administrative agent under the Credit Agreement referred to below (in such capacity, including any of its permitted successors and assigns, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
PRELIMINARY STATEMENTS
WHEREAS, the Borrowers have entered into that certain Credit and Guaranty Agreement, dated as of January 3, 2017, among the Borrowers, Holdings, the other Guarantors party thereto from time to time, the lenders party thereto from time to time (collectively, the “Lenders” and each individually, a “Lender”), and SunTrust Bank, as Administrative Agent, an Issuing Bank, Swing Line Lender and Collateral Agent (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time to, but not including, the date hereof, the “Credit Agreement”); and
WHEREAS, the Administrative Agent and the Borrower Representative have jointly identified a defect of an immaterial nature in the Credit Agreement and, as a consequence thereof, the Administrative Agent and the Borrower Representative wish to amend the Credit Agreement as provided in Section 2 hereof and without any further action or consent of any other party to the Credit Agreement, as permitted by Section 10.05(e) of the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed that:
SECTION 1. Rules of Construction. The rules of construction specified in Section 1.03 of the Credit Agreement shall apply to this Fourth Amendment, including the terms defined in the preamble and recitals hereto.
SECTION 1.     Technical Amendment to the Credit Agreement. Section 5.01 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately after clause (o) thereof:
“Notwithstanding the foregoing, the obligations in Section 5.01(b) and (c) may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (I) the applicable financial statement of Holdings (or any direct or indirect parent of Holdings) or (II) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information (which may be set forth in footnotes to the financial information) that explains in reasonable detail the differences between the information relating to such parent and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(c), such materials are accompanied by a report and opinion of RSM US LLP or any other independent certified public accounting firm of nationally recognized standing reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report shall be unqualified as to “going concern” and scope of audit (other than any qualification or exception that is solely with respect to, or resulting solely from, (A) an upcoming maturity date of any of the Obligations or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings (or such parent entity) and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements have been made in accordance with generally accepted auditing standards).”
SECTION 2.     Condition of Effectiveness of this Fourth Amendment. After the execution of this Fourth Amendment by the parties hereto, this Fourth Amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice hereof (such date, the “Fourth Amendment Effective Date”), subject to the following conditions:
(a)    The Administrative Agent shall have received a fully executed copy of the fourth amendment to the Subordinated Credit Agreement (the “Subordinated Credit Agreement Amendment“), in form and substance reasonably satisfactory to the Administrative Agent.
(b)    The effectiveness of the Subordinated Credit Agreement Amendment shall have occurred or shall occur concurrently with the effectiveness of this Amendment.
SECTION 3.     Representations and Warranties. In order to induce the Administrative Agent to enter into this Fourth Amendment, each Credit Party represents and warrants to the Administrative Agent on and as of the date hereof, that:
(a)    each Credit Party hereto has all requisite power and authority to execute, deliver and perform its obligations under this Fourth Amendment and the Credit Agreement, in each case, to which it is a party to and to carry out the transactions contemplated hereby;
(b)    the execution, delivery and performance of this Fourth Amendment have been duly authorized by all necessary action on the part of each Credit Party that is a party hereto; and
(c)    this Fourth Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
SECTION 4.     Reference to and Effect on the Credit Agreement and the other Credit Documents.
(a)    On and after the Fourth Amendment Effective Date, (a) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Fourth Amendment and (b) all references in each of the Credit Documents referring to the Credit Agreement shall be deemed to be a reference to the Credit Agreement, as amended by this Fourth Amendment.

(b)    The Credit Agreement and each of the other Credit Documents, as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties, as amended by this Fourth Amendment.
(c)    The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.
(d)    On and after the effectiveness of this Fourth Amendment, this Fourth Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 5.	Miscellaneous Provisions.
a.Ratification. This Fourth Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Credit Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.
b.Governing Law; Submission to Jurisdiction, Waiver of Jury Trial, Etc. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.15 and 10.16 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.
c.Severability. Section 10.11 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.
d.Counterparts; Headings. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Fourth Amendment shall be effective as delivery of an original executed counterpart of this Fourth Amendment. The Administrative Agent may also require that signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of this Fourth Amendment or signature delivered by telecopier, .pdf or other electronic imaging means. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Fourth Amendment.
e.Costs and Expenses. The Borrowers hereby agree to pay and reimburse the Administrative Agent and the Lead Arranger for their respective reasonable and documented out-of-pocket expenses in connection with the negotiation, preparation, syndication and execution and delivery of this Fourth Amendment, including without limitation, the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and the Lead Arranger, all in accordance with Section 10.02 of the Credit Agreement.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment as of the date first above written.
PRIORITY PAYMENT SYSTEMS
HOLDINGS LLC, as the Borrower Representative

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: CEO

[Signature Page to Priority Payments – Fourth Amendment to Credit Agreement]

SUNTRUST BANK, as Administrative Agent

By: /s/ LOCKSLEY RANDLE
Name: Locksley Randle
Title: Vice President

[Signature Page to Priority Payments – Fourth Amendment to Credit Agreement]